Exhibit 10.29

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 23, 2009, is entered into by and between NOVELLUS SYSTEMS, INC., a California corporation (the “Borrower”) and BANK OF AMERICA, N.A., (the “Lender”).

RECITALS

A. The Borrower and the Lender are parties to a Credit Agreement dated as of June 17, 2009 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lender extended certain credit facilities to the Borrower.

B. The Borrower has requested that the Lender agree to certain amendments to the Credit Agreement, and the Lender has agreed to such request, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement. As used herein, “Amendment Documents” means this Amendment, the First Amendment to Security Agreement, the Amended Control Agreement, the Credit Agreement (as amended by this Amendment) and each certificate and other document executed and delivered by the Borrower or pursuant to Section 5 hereof.

2. Interpretation. The rules of interpretation set forth in Sections 1.02 though 1.07 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

3. Amendments to Credit Agreement. Subject to the terms and conditions hereof and with effect from and after the Effective Date, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement shall be amended by adding the following definition, in appropriate alphabetical order:

“Adjustment Factor” means, in respect of any Approved Collateral denominated in a currency other than EUR, 1.15, and, in respect of any Approved Collateral denominated in EUR, 1.05.

(b) Section 1.01 of the Credit Agreement shall be amended by amending and restating the definition “Approved Collateral”, to read as follows:

“Approved Collateral” means (i) Cash Collateral, and (ii) other Collateral of the type(s) shown in Schedule 1.01(a) hereto, provided such other Collateral shall be maintained either in an investment account with Bank of America, or with one or more Affiliates of Bank of America, or with not more than one non-Affiliate of Bank of America; provided, in either case (i) or (ii), (1) no Approved Collateral shall be Foreign Collateral, other than EURO-denominated money market funds of an issuer located in Ireland or the United Kingdom, and (2) if such Approved Collateral is Foreign Collateral, the Borrower shall deliver to the Lender (A) legal opinions satisfactory to the Lender under U.S. and the relevant foreign law confirming the perfection of the Lender’s Lien thereon and the enforceability of the relevant Collateral Documents and (B) an opinion satisfactory to the Lender of tax counsel confirming the absence of withholding taxes imposed by the jurisdiction in which such Foreign Collateral is located.

(c) Section 1.01 of the Credit Agreement shall be further amended, by amending and restating the definition “Collateral Value” to read as follows:

“Collateral Value” means, with respect to each type of Approved Collateral, the amount determined by Lender at any given time as the Euro Equivalent of the following Approved Collateral, the value of which shall be determined by Lender as follows:

(a) If the Collateral is a mutual fund, the Collateral Value shall be determined by the Lender by multiplying (i) the most recent per share net asset value of such mutual fund obtained from the Wall Street Journal or Barron’s, times (ii) the number of shares of such mutual fund held by the Lender as Collateral. In the event that such net asset value is not available in the Wall Street Journal or Barron’s, the Collateral Value shall be the value quoted to the Lender by a reputable brokerage firm or published source selected by the Lender.

(b) If the Collateral is corporate bonds, the Collateral Value shall be determined by the Lender from the most recent closing price for such bonds obtained from the Wall Street Journal. If such closing price is not available in the Wall Street Journal, the Collateral Value shall be the value quoted to the Lender by a reputable brokerage firm or published source selected by the Lender.

(c) If the Collateral is government or agency obligations or bonds, the Collateral Value shall be determined by the Lender from the most recent closing bid price for such bonds obtained from the Wall Street Journal. If such closing bid price is not available in the Wall Street Journal, the Collateral Value shall be the value quoted to the Lender by a reputable brokerage firm or published source selected by the Lender.

(d) If the Collateral is Cash Collateral, the Collateral Value shall be the stated balance of the applicable deposit account.

(e) For all other Collateral, the Collateral Value shall be determined by the Lender in its sole discretion.

(d) Section 1.01 of the Credit Agreement shall be further amended, by adding the following definition in appropriate alphabetical order:

“Foreign Collateral” means, at any time of determination, Collateral as to which the effect of perfection of a security interest therein is determined for purposes of Section 9-304 or 9-305 of the Uniform Commercial Code of New York by reference to laws other than the Uniform Commercial Code of any State or territory of the U.S.

(e) Section 1.01 of the Credit Agreement shall be further amended, by amending and restating the definition “Maintenance Borrowing Base” to read as follows:

“Maintenance Borrowing Base” means, as of any date of determination, the amount determined by multiplying the applicable Collateral Value by the Maintenance Borrowing Base Percentage shown for that type of Approved Collateral in the table on Schedule 1.01(a), and dividing the result by the relevant Adjustment Factor. The Maintenance Borrowing Base shall be calculated separately for each type of Collateral. Where there is more than one type of Approved Collateral, the Maintenance Borrowing Base shall be the sum of the amounts determined by such calculations.

(f) Schedule 1.01(a) of the Credit Agreement shall be amended and restated to read as set forth at Annex I hereto.

(g) Schedule 1 to the form of Borrowing Base Certificate set forth at Exhibit D of the Credit Agreement shall be amended and restated in the form attached hereto as Annex II.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) After giving effect to this Amendment, no Default has occurred and is continuing (or would result from the amendment to the Credit Agreement contemplated hereby).

(b) The Amendment Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, without defense, counterclaim or offset.

(c) The execution, delivery and performance by the Borrower of the Amendment Documents have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(d) The Amendment Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, without defense, counterclaim or offset.

(e) After giving effect to this Amendment, all representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct on and as of the Effective Date, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case they are true and correct as of such earlier date.

(f) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Lender or any other Person.

(g) There has occurred since June 27, 2009 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(h) The Obligations of the Borrower under the Credit Agreement and each other Loan Document are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

5. Effective Date.

(a) This Amendment will become effective when each of the following conditions precedent has been satisfied (the “Effective Date”):

(i) The Lender shall have received from the Borrower a duly executed original (or, if elected by the Lender, an executed facsimile copy) counterpart to this Amendment.

(ii) The Lender shall have received from the Borrower a duly executed original (or, if elected by the Lender, an executed facsimile copy) counterpart to that certain First Amendment to Security Agreement by the Borrower in favor of the Lender, dated on or about the date hereof (the “First Amendment to Security Agreement”).

(iii) The Lender shall have received (A) appropriate Uniform Commercial Code financing statements or amendments, for filing in all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect or continue perfected the security interest created by the Security Agreement, as amended by the First Amendment to Security Agreement, and (B) such documents and opinions as may be required by the definition “Approved Collateral” in relation to any Foreign Collateral proposed to be included as of the Effective Date.

(iv) The Lender shall have received from the Borrower a duly executed original (or, if elected by the Lender, an executed facsimile copy) counterpart to that certain Amended and Restated Collateral Account Control Agreement by and among the Borrower, the Lender and Bank of America, N.A., as custodian, dated on or about the date hereof (the “Amended Control Agreement”).

(v) The Lender shall have received from the Borrower a certificate signed by the secretary or assistant secretary of the Borrower dated the Effective Date, in form and substance satisfactory to the Lender, certifying evidence of the authorization of the execution, delivery and performance by such Persons of the Amendment Documents to which they are party.

(vi) The Borrower shall have paid to the Lender all reasonable costs and expenses of counsel to the Lender to the extent invoiced prior to the Effective Date.

(vii) The Lender shall have received, in form and substance satisfactory to it, such additional approvals, consents, opinions, documents and other information as the Lender shall request.

(b) From and after the Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

6. Reservation of Rights. The Borrower acknowledges and agrees that neither the execution nor the delivery by the Lender of this Amendment, shall (a) be deemed to create a course of dealing or otherwise obligate the Lender to execute similar amendments or waivers under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of Lender with respect to any term or provision of any Loan Document (including any term or provision relating to the occurrence of a Material Adverse Effect).

7. Miscellaneous.

(a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c) THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.13, 10.14 and 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and the receipt by the Lender of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original. Any failure by the Lender to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Lender.

(e) This Amendment, together with the other Amendment Documents and the Credit Agreement, contain the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(g) The Borrower covenants to pay to or reimburse the Lender, upon demand, for all costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

(h) This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NOVELLUS SYSTEMS, INC.

By:
John Hertz
Vice President Corporate Finance

Signature Page 1 to First Amendment to Credit Agreement

BANK OF AMERICA, N.A.

By:
Name:
Title:

Signature Page 2 to First Amendment to Credit Agreement

ANNEX I

SCHEDULE 1.01(a)

APPROVED COLLATERAL

Approved Collateral Types	Maintenance Borrowing Base Percentage
U.S. Government Obligations*	95%
U.S. Agency Obligations*	85%
State/Municipal Bonds (U.S. issuers)* (A/A2 or higher ratings from Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively)	85%
Corporate Bonds (U.S. issuers)* (BBB-/Baa3 or higher ratings from Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively)	85%
Commercial Paper (U.S. issuers) with ratings from Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively of:	90%
A1/P1	85%
A2/P2
Mutual Funds
Money Market	95%
U.S. Government Obligations*	85%
Corporate/Municipal Bonds (U.S. issuers)*	75%
Bank of America, N.A. Deposit Accounts (U.S. branches)	100%

*	Having a remaining tenor of no more than the maximum tenor permitted under the Company’s Investment Policy in the form delivered to the Lender prior to the Closing Date.

1

Schedule 1.01(a)

ANNEX II

SCHEDULE 1

to Borrowing Base Certificate

Date of Calculation:

A. Total Maintenance Borrowing Base:

Approved Collateral	(1) Euro Equivalent of Collateral Value	(2) Maintenance Borrowing Base Percentage	(3) Adjustment Factor (1.15/1.05)	(4) Adjusted Amount ((1) x (2) ÷ (3))
1. U.S. Government Obligations		€95%

2. U.S. Agency Obligations		€85%

3. State/Municipal Bonds (U.S. Issuers) (A/A2 or higher ratings from Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively)		€85%

4. Corporate Bonds (U.S. Issuers) (BBB-/Baa3 or higher ratings from Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively)		€85%

5. Commercial Paper (U.S. Issuers) with ratings from Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively of:
(a) A1/P1		€90%
(b) A2/P2		€85%

D-2

Annex II-1

6. Mutual Funds
(a) Money Market	€95%
(b) U.S. Government Obligations	€85%
(c) Corporate/Municipal Bonds (U.S. Issuers)	€75%

7. Bank of America, N.A. Deposit Accounts (U.S. branches)	€100%

8. Total Adjusted Amount (Adjusted Amounts of A.1+A.2+A.3+A.4+A.5(a)+A.5(b)+A.6(a) + A.6(b) +A.6(c) +A.7) — Maintenance Borrowing Base		€

B. Borrowing Base Availability:

1. Maintenance Borrowing Base (A.8)		€

2. Total Outstandings		€

3. Deficiency? (Y/N)

C. Spot Rate Used to Determine Euro Equivalent of Collateral Values:

D-3

Annex II-2